UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO		45206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 16, 2012, Frisch’s Restaurants, Inc. (Company) closed on the sale of its Golden Corral restaurant operations to Golden Corral Corporation, from which the Company had previously been granted licenses to operate the 29 restaurants that comprised the assets that were sold in the transaction. The purchase price for the sale was $49.8 million in cash, before adjustments for the proration of real estate taxes and personal property taxes, final inventory amounts, and other closing adjustments.

A copy of the news release announcing the sale is attached as Exhibit 99.1. Unaudited pro forma consolidated financial statements of the Company (to reflect the disposition) with accompanying notes is attached as Exhibit 99.2. A copy of the Assumption And First Amended Asset Purchase Agreement is attached as Exhibit 99.3, and a copy of the Amendment to Assumption And First Amended Asset Purchase Agreement is attached as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit 99.1 – News release issued by the Company on May 17, 2012.

Exhibit 99.2 – The unaudited pro forma consolidated balance sheet of the Company as of March 6, 2012 and the Company’s unaudited consolidated statements of earnings for the 40 weeks ended March 6, 2012, together with the three fiscal years that ended May 31, 2011, June 1, 2010 and June 2, 2009.

Exhibit 99.3 – Assumption And First Amended Asset Purchase Agreement between the Company and Golden Corral Corporation.

Exhibit 99.4 – Amendment to Assumption And First Amended Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE May 21, 2012

BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer, Principal Financial Officer and
Principal Accounting Officer